                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated September 11, 1997 with respect to the balance sheet of VASCO Data Security International, Inc. as of July 16, 1997, included herein and to the references to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP


Chicago, Illinois
November 21, 1997